UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2026

VERSUS SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39885	46-4542599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 South DuPont Hwy. Dover, DE 19901
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (604) 639-4457

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	VS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 15, 2026, Versus Systems, Inc. (the “Company”) and ASPIS Cyber Technologies, Inc. (“ASPIS”) entered into a Stock Purchase Agreement (the “SPA”). Pursuant to the SPA, the Company will sell to ASPIS, and Aspis will purchase for cash, a number of shares of Company common stock, at a price, equal to $1,700,000 divided by 105% of the closing price of a share of Company common stock on the day preceding consummation. The purchase price per share shall be 105% of such closing price. The parties expect to close the sale of stock contemplated by the SPA on or before May 14, 2026. Based on the Company’s historic and projected expenses and revenues, the Company expects the proceeds from such sale to result in the Company maintaining at least $2,500,000 in stockholders’ equity through at least December 31, 2026.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement by and between Versus Systems, Inc. and ASPIS Cyber Technologies, Inc., dated April 15, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSUS SYSTEMS INC.

Date: April 15, 2026	By:	/s/ Luis Goldner
	Name:	Luis Goldner
	Title:	Chief Executive Officer

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